Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluralsight, Inc. of our report dated February 21, 2019, except for the effects of the restatement discussed in Note 3 (not presented therein) to the consolidated financial statements, as to which the date is June 27, 2019 relating to the financial statements, which appears in Pluralsight, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 25, 2020